As filed with the Securities and Exchange Commission on November 24, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

National Rural Utilities
Cooperative Finance Corporation
(Exact name of registrant as specified in its charter)

District of Columbia (State or other jurisdiction of incorporation or organization)	52-089-1669 (I.R.S. Employer Identification No.)
2201 Cooperative Way
Herndon, Virginia 20171
(703) 709-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JOHN JAY LIST, General Counsel
National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, Virginia 20171
(703) 709-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

STUART G. STEIN	TIMOTHY G. MASSAD
Hogan & Hartson LLP	Cravath, Swaine & Moore LLP
Columbia Square	Worldwide Plaza
555 Thirteenth Street, NW	825 Eighth Avenue
Washington, D.C. 20004	New York, New York 10019
(202) 637-8575	(212) 474-1000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate offering	Amount of
securities to be registered	registered	per unit	price	registration fee
Senior Debt Securities	(1)	(1)	(1)	(1)
Subordinated Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of debt securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, National Rural hereby defers payment of the registration fee required in connection with this registration statement, except for $20,905 that may be offset pursuant to Rule 457(p) against fees previously paid with respect to unsold securities that were registered pursuant to registration statement No. 333-115248, which was initially filed on May 6, 2004, and is hereby withdrawn. In connection with the securities offered hereby, National Rural will pay “pay-as-you-go” registration fees in accordance with Rule 456(b).

PROSPECTUS

National Rural Utilities
Cooperative Finance Corporation

Senior Debt Securities
Subordinated Debt Securities

We plan to issue from time to time senior debt securities and subordinated debt securities. We will provide the specific terms of these senior debt securities and subordinated debt securities and the offering in one or more supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these senior debt securities and subordinated debt securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the senior debt securities and subordinated debt securities involves risks. See “Risk Factors” on page 5.

This prospectus may not be used to consummate sales of senior debt securities or subordinated debt securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 24, 2008

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION BY REFERENCE	3
FORWARD-LOOKING STATEMENTS	4
THE COMPANY	4
RISK FACTORS	5
RATIO OF EARNINGS TO FIXED CHARGES	5
USE OF PROCEEDS	5
DESCRIPTION OF SENIOR DEBT SECURITIES	6
DESCRIPTION OF SUBORDINATED DEBT SECURITIES	17
GLOBAL SECURITIES	27
PLAN OF DISTRIBUTION	28
UNITED STATES TAXATION	30
LEGAL OPINIONS	37
EXPERTS	37

ABOUT THIS PROSPECTUS

To understand the terms of the senior debt securities and subordinated debt securities (the “securities”) offered by this prospectus, you should carefully read this prospectus, any prospectus supplement or pricing supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“National Rural”) and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement that National Rural, which is also referred to as “the Company,” “we,” “us” and “our,” has filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration procedure. Under this procedure, National Rural may offer and sell the securities from time to time. Each time we offer the securities, we will provide you with a prospectus supplement or pricing supplement that will describe the specific amounts, prices and terms of the securities being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters and the net proceeds to us. The prospectus supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus.

We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s public reference room or website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed:

•	Annual Report on Form 10-K for the year ended May 31, 2008 (filed August 29, 2008) (the “2008 Form 10-K”);

•	Quarterly Report on Form 10-Q for the quarter ended August 31, 2008 (filed October 14, 2008) (the “2009 Q1 Form 10-Q”); and

•	Current Reports on Form 8-K, dated May 30, 2008 (filed June 3, 2008), June 23, 2008 (filed June 30, 2008), September 15, 2008 (filed September 17, 2008), September 16, 2008 (filed September 17, 2008), September 19, 2008 (filed September 19, 2008) October 21, 2008 (filed October 22, 2008), October 23, 2008 (filed October 30, 2008), October 27, 2008 (filed October 31, 2008), November 17, 2008 (filed November 18, 2008) and November 24, 2008 (filed November 24, 2008).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings from the SEC as described under “Where You Can Find More Information.” You may also request, at no cost, (other than an exhibit to these filings, or an exhibit to any other filings incorporated by reference into this registration statement, unless we have incorporated that exhibit by reference into this registration statement) a copy of these filings by writing to or telephoning us at the following address:

Steven L. Lilly
Senior Vice President and Chief Financial Officer
National Rural Utilities Cooperative Finance Corporation
Woodland Park, 2201 Cooperative Way
Herndon, VA 20171-3025
(703) 709-6700

These filings are also available through the Financial Reports subsection of the Investors section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or pricing supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the document in question.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements that address expectations or projections about the future, including statements about loan growth, the adequacy of the loan loss allowance, net income growth, leverage and debt to equity ratios and borrower financial performance are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes, governmental monetary and fiscal policies, changes in tax policies, changes in interest rates, interest expense, demand for our loan products, changes in the quality or composition of our loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic and governmental factors affecting our operations. Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are based on current reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements due to a variety of known and unknown factors. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, future events or changes in expectations after the date on which the statement is made.

THE COMPANY

National Rural is a private, not-for-profit cooperative association incorporated under the laws of the District of Columbia in April 1969. The principal purpose of National Rural is to provide its members with a source of financing to supplement the loan programs of the Rural Utilities Service (“RUS”) of the United States Department of Agriculture. National Rural makes loans to its rural utility system members to enable them to acquire, construct and operate electric distribution, generation, transmission and related facilities. National Rural also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. National Rural is exempt from payment of federal income taxes under the provisions of Section 501(c)(4) of the Internal Revenue Code. National Rural is a not-for-profit member-owned finance cooperative, thus its objective is not to maximize its net income, but to offer its members lower cost financial products and services consistent with sound financial management. The Company’s headquarters are located at 2201 Cooperative Way, Herndon, VA 20171-3025 and its telephone number is (703) 709-6700.

Rural Telephone Finance Cooperative (“RTFC”) is a District of Columbia not-for-profit cooperative association. The principal purpose of RTFC is to provide and arrange financing for its rural telecommunications members and their affiliates. RTFC’s results of operations and financial condition are consolidated with those of National Rural. National Rural is the sole lender to and manages the lending and financial affairs of RTFC through a long-term management agreement. Under a guarantee agreement, RTFC pays National Rural a fee in exchange for which National Rural reimburses RTFC for loan losses. RTFC is headquartered with National Rural in Herndon, Virginia. RTFC is a taxable cooperative.

National Cooperative Services Corporation (“NCSC”) is a District of Columbia private cooperative association. The principal purpose of NCSC is to provide financing to the for-profit and non-profit entities that are owned, operated or controlled by, or provide substantial benefit to, members of National Rural. NCSC’s membership consists of National Rural and distribution systems that are members of National Rural or are eligible for such membership. NCSC’s results of operations and financial condition are consolidated with those of National Rural. National Rural is the primary source of funding to and manages the lending and financial affairs of NCSC through a management agreement which is automatically renewable on an annual basis unless terminated by either party. Under a guarantee agreement, NCSC pays National Rural a fee in exchange for which National Rural reimburses NCSC for loan losses, excluding losses in the consumer loan program. NCSC is headquartered with National Rural in Herndon, Virginia. NCSC is a taxable corporation.

The Company’s consolidated membership was 1,525 as of August 31, 2008, including 898 utility members, the majority of which are consumer-owned electric cooperatives, 498 telecommunications members, 66 service members and 63 associates in 48 states, the District of Columbia and two U.S. territories. Memberships between National Rural, RTFC and NCSC have been eliminated in consolidation.

RISK FACTORS

Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in any prospectus supplement, you should carefully consider the risks and uncertainties discussed under Item 1A, “Risk Factors,” or otherwise discussed in the 2008 Form 10-K and in other filings we may make from time to time with the SEC after the date of the registration statement of which this prospectus is a part.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for National Rural for the five years ended May 31, 2008 are included in Exhibit 12 to the 2008 Form 10-K, and are incorporated by reference into this prospectus. The ratio of earnings to fixed charges for National Rural for the three months ended August 31, 2008 and 2007 are included in National Rural’s August 31, 2008 Form 10-Q, and are also incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities will be added to the general funds of National Rural and will be available for loans and for use in connection with the retirement of debt.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description summarizes the general terms and provisions that may apply to the senior debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the senior debt securities and the extent, if any, to which the general provisions may apply to the senior debt securities included in the supplement.

The senior debt securities will be issued under a senior indenture dated as of December 15, 1987, as supplemented by a First Supplemental senior indenture dated as of October 1, 1990, between National Rural and U.S. Bank National Association, as successor trustee (as so supplemented, the “senior indenture”). The senior indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Additionally, National Rural may, without the consent of the holders of the senior debt securities of any series, re-open a previous series of senior debt securities and issue additional senior debt securities of the same series, which additional senior debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. National Rural will not issue any additional senior debt securities of the same series unless the additional senior debt securities will be fungible with all senior debt securities of the same series for United States Federal income tax purposes.

The statements in this prospectus concerning the senior indenture, one or more supplemental senior indentures and the senior debt securities do not purport to be complete and are qualified in their entirety by reference to the senior indenture and any supplemental senior indenture, each of which is or will be incorporated by reference into this prospectus.

General

The senior debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or in bearer form with or without coupons or any combination thereof. Senior debt securities may also be issued in temporary or definitive global bearer form. Unless specified otherwise in the prospectus supplement or pricing supplement, all senior debt securities will be denominated in U.S. dollars, registered senior debt securities will be issued in denominations of $1,000 and multiples of $1,000 and bearer senior debt securities will be issued in denominations of $5,000 and multiples of $5,000. (Sections 201 and 302)

The senior debt securities will be direct, unsecured obligations of National Rural. National Rural also issues secured senior debt in the form of collateral trust bonds and privately placed notes, secured by a pledge of member loans. At August 31, 2008, National Rural had $6,007 million in aggregate principal amount of collateral trust bonds and $400 million of senior secured notes outstanding. Subsequently, in October 2008, National Rural issued $1.0 billion in aggregate principal amount of collateral trust bonds.

If any of the senior debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the senior debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, specific terms and other information relative to those senior debt securities.

National Rural may issue senior debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See “United States Taxation—Tax Consequences to U.S. Holders—Interest” for a discussion of certain federal income tax considerations with respect to any original issue discount securities.

The prospectus supplement or pricing supplement relating to the particular series of senior debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:

•	the title of and the limit on the aggregate principal amount of senior debt securities to be issued;

•	the percentage of their principal amount at which the senior debt securities will be sold;

•	the date or dates on which the senior debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the senior debt securities will bear interest;

•	the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•	the place where payments may be made on the senior debt securities;

•	any redemption or sinking fund terms;

•	the denominations in which the senior debt securities will be issuable, if other than $1,000 and any integral multiple thereof (if registered) or $5,000 and any integral multiple thereof (if bearer);

•	the principal amount of original issue discount senior debt securities payable upon acceleration;

•	the means of satisfaction and discharge of the senior indenture with respect to the senior debt securities;

•	if the amount payable in respect of principal of or any premium or interest on any of such senior debt securities may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such senior debt securities will be made;

•	if other than the principal amount of the senior debt securities, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of the maturity;

•	if the principal of or premium or interest on the senior debt securities are to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•	the terms, if any, on which senior debt securities may be converted into or exchanged for securities of National Rural or any other person;

•	the obligations or instruments, if any, considered eligible obligations in respect of senior debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of National Rural’s indebtedness in respect of the senior debt securities after their satisfaction and discharge;

•	if either National Rural or the holders of senior debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the senior debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made and, if the amount of those payments may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the senior debt securities are stated to be payable, then the manner in which such amounts shall be determined;

•	whether the senior debt securities will be issued as registered senior debt securities, in a form registered as to principal only with or without coupons, or as bearer senior debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•	whether National Rural will pay additional amounts to any holder of senior debt securities who is not a United States person (as defined under “United States Taxation”) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether National Rural will have the option to redeem the applicable senior debt securities rather than pay additional amounts;

•	the applicability to the series of the senior indenture defeasance provisions;

•	whether the covenants described below under “Restriction on Indebtedness” will apply to the senior debt securities; and

•	any limitations on the rights of the holders of senior debt securities to transfer or exchange or to obtain the registration of transfer of senior debt securities, and the amount or terms of a service charge if any for the registration of transfer or exchange of senior debt securities;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture. (Section 301)

Exchange, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, registered senior debt securities of any series that are not global senior debt securities will be exchangeable for other registered senior debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered senior debt securities and bearer senior debt securities, the holder may choose, upon written request and subject to the terms of the senior indenture, to exchange bearer senior debt securities and the appropriate related coupons of that series into registered senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer senior debt securities with attached coupons surrendered in exchange for registered senior debt securities between a regular record date or a special record date and the relevant interest payment date must be surrendered without the coupon relating to that interest payment date and interest will not be payable on that interest payment date in respect of the registered senior debt security issued in exchange for that bearer debt security. The interest will be payable only to the holder of that coupon when due in accordance with the terms of the senior indenture. Bearer senior debt securities will not be issued in exchange for registered senior debt securities. No service charge will be made for any registration of transfer or exchange of the senior debt securities but National Rural may require payment of a sum sufficient to cover any applicable tax. (Section 305)

You may present senior debt securities for exchange as provided above. In addition, you may present registered senior debt securities for registration of transfer together with the duly executed form of transfer at the office of the security registrar or at the office of any transfer agent designated by National Rural for that purpose with respect to any series of senior debt securities referred to in an applicable prospectus supplement. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. National Rural has appointed U.S. Bank National Association as security registrar. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by National Rural with respect to any series of senior debt securities, National Rural may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if senior debt securities of a series are issuable solely as registered senior debt securities, National Rural will be required to maintain a transfer agent in each place of payment for such series and, if senior debt securities of a series are issuable as bearer senior debt securities, National Rural will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series. National Rural may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)

In the event of any redemption in part, National Rural will not be required to:

•	issue, register the transfer of or exchange senior debt securities of any series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•	if senior debt securities of the series are issuable only as registered senior debt securities, the day of mailing of the relevant notice of redemption;

•	if senior debt securities of the series are issuable only as bearer senior debt securities, the day of the first publication of the relevant notice of redemption; or

•	if senior debt securities of the series are issuable as registered senior debt securities and bearer senior debt securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered senior debt security, or portion thereof, so called for redemption, except the unredeemed portion of any registered senior debt security being redeemed in part; or

•	exchange any bearer senior debt security so called for redemption, except to exchange such bearer senior debt security for a registered senior debt security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and any interest on registered senior debt securities will be made at the office of the paying agent or paying agents that National Rural may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, National Rural will make payment of any installment of interest on registered senior debt securities to the person in whose name that registered senior debt security is registered at the close of business on the regular record date for such interest. (Section 307)

Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to senior debt securities that are issuable solely as registered senior debt securities and as National Rural’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to senior debt securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by National Rural for the senior debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. National Rural may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but if senior debt securities of a series are issuable solely as registered senior debt securities, National Rural will be required to maintain a paying agent in each place of payment for such series. (Section 1002)

If senior debt securities of a series are issuable as bearer senior debt securities, National Rural will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered senior debt securities of that series and for payments with respect to bearer senior debt securities of that series in certain circumstances; and

•	a paying agent in a place of payment located outside the United States where senior debt securities of such series and any coupons may be presented and surrendered for payment. (Section 1002)

All moneys paid by National Rural to a paying agent for the payment of principal, premium or interest on any senior debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to National Rural. After that time, the holder of that senior debt security or relevant coupon will, as an unsecured general creditor, look only to National Rural for payment of those amounts. (Section 1003)

Redemption

Any terms for the optional or mandatory redemption of senior debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to senior debt securities that are redeemable at the option of the holder, senior debt securities will be redeemable only upon notice not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all of the senior debt securities of a series or tranche are to be redeemed, the particular senior debt securities to be redeemed will be selected by a method of selection that the trustee deems fair and appropriate. (Sections 1103 and 1104)

Restriction on Indebtedness

National Rural may not incur any indebtedness ranking senior to the senior debt securities or make any optional prepayment on any capital term certificate if, as a result, the principal amount of senior indebtedness outstanding, less the principal amount of government or government insured obligations held by National Rural, on the date of such incurrence or prepayment or on any future date would exceed 20 times the sum of the members’ equity in National Rural at the time of determination plus the principal amount of capital term certificates outstanding at the time of determination or at the given future date. The principal amounts of senior indebtedness and capital term certificates to be outstanding on any future given date will be computed after giving effect to maturities and sinking fund requirements. (Section 1007) Senior indebtedness means all indebtedness of National Rural (including all guarantees by National Rural of indebtedness of others) except capital term certificates. A “capital term certificate” is defined as a note of National Rural substantially in the form of the capital term certificates of National Rural outstanding on the date of the senior indenture and any other indebtedness having substantially similar provisions as to subordination. As of August 31, 2008, National Rural had $19.6 billion outstanding of senior indebtedness. Within the restrictions of the senior indenture, National Rural was permitted to have outstanding an additional $27.0 billion of senior indebtedness.

Consolidation, Merger and Sale of Assets

National Rural may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:

•	the successor is a corporation organized under the laws of any domestic jurisdiction;

•	the successor corporation executes a supplemental indenture pursuant to which it assumes the payment of principal of (and premium, if any) and interest on all the senior debt securities and the performance of every covenant of National Rural under the senior indenture;

•	immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•	National Rural delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the senior indenture. (Section 801)

Modification of the Senior Indenture

Without the consent of any holder of senior debt securities, National Rural and the trustee may enter into one or more supplemental senior indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor to National Rural of the covenants of National Rural in the senior indenture and the senior debt securities;

•	to add to the covenants of National Rural for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon National Rural by the senior indenture;

•	to add to or change any of the provisions of the senior indenture to the extent necessary to facilitate the issuance of senior debt securities in bearer form, change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations so long as such addition or change does not adversely affect the interests of holders of senior debt securities;

•	to provide for the creation of any series of senior debt securities and to establish the form or terms of any such series as permitted by the senior indenture;

•	to cure any ambiguity or to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision in the senior indenture, so long as such action does not adversely affect the interest of holders of the senior debt securities;

•	to modify, eliminate or add to the provisions of this senior indenture to such extent as might be necessary to continue the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to add any additional event of defaults with respect to all or any series of senior debt securities;

•	to change or eliminate any of the provisions of the senior indenture, provided that such change or elimination shall become effective only when there is no series of senior debt securities created prior to the execution of such supplemental senior indenture that is adversely affected by such change or elimination;

•	to provide for the issuance of uncertificated senior debt securities of one or more series in addition to or in place of certificated senior debt securities;

•	to provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee; or

•	to permit payment in the United States of principal, premium or interest on bearer securities. (Section 901)

National Rural’s rights and obligations and the rights of the holders may be modified with the consent of the holders of at least a majority in principal amount of the then outstanding senior debt securities of all affected series, considered as one class. However, no supplemental indenture may, without the consent of the holders of all the affected outstanding senior debt securities:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt securities;

•	reduce the principal amount, any premium or the interest rate of any of the senior debt securities;

•	reduce the amount of the principal of original issue discount senior debt securities payable on any acceleration of maturity;

•	change the currency, currencies or currency unit or units in which any principal, premium or interest of any of the senior debt securities is payable;

•	change any of National Rural’s obligations to maintain an office or agency in the places and for the purposes required by the senior indenture;

•	impair any right to take legal action for an overdue payment;

•	reduce the percentage required for modifications to or waivers of compliance with the senior indenture; or

•	with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 902)

A supplemental senior indenture that changes or eliminates any provision of the senior indenture expressly included solely for the benefit of a particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of the series with respect to the provision, will be deemed not to affect the rights under the senior indenture of the holders of the senior debt securities of any other series. (Section 902)

The senior indenture provides that in determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given or taken any direction, notice, consent, waiver or other action under the senior indenture as of any date:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the senior indenture,

•	the principal amount of a senior debt security denominated in a foreign currency or currency unit shall be the dollar equivalent as of the date of original issuance of such senior debt security of the principal amount of such security, and

•	senior debt securities owned by the company or any other obligor upon the senior debt securities or any affiliate of the company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such request, demand or authorization. (Section 101)

If National Rural solicits from holders of senior debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, National Rural may, at its option, by board resolution, fix in advance a record date for the determination of holders of senior debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but National Rural shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding senior debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or National Rural in reliance thereon, whether or not notation is made upon security. (Section 104)

Waiver of Certain Covenants

National Rural will not be required to comply with certain restrictive covenants (including that described above under “Restriction on Indebtedness”) if the holders of at least a majority in principal amount of all series of outstanding senior debt securities affected waive compliance with the restrictive covenants. (Section 1009)

Events of Default, Notice and Waiver

Each of the following will constitute an event of default under the senior indenture with respect to the senior debt securities of any series:

•	failure to pay interest on any senior debt security for 30 days after such interest becomes due and payable;

•	failure to pay the principal of or any premium on any senior debt security at maturity;

•	failure to deposit any sinking fund payment when such payment becomes due;

•	failure to perform or breach of the covenant described above under “Restrictions on Indebtedness” that continues for 60 days after the default becomes known to an officer of National Rural;

•	failure to perform or breach of any other covenant or warranty in the senior indenture that continues for 60 days after written notice to National Rural from the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization of National Rural; and

•	such other events as may be specified for each series. (Section 501)

If an event of default with respect to any series or senior notes has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series may declare the principal amount (or, if the senior debt securities are original issue discount senior debt securities, such portion of the principal amount as may be specified by the terms of such senior debt securities) of all of the senior debt securities of that series to be immediately due and payable. (Section 502)

At any time after a declaration of acceleration with respect to the senior debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:

•	National Rural has paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all senior debt securities of such series;

•	the principal of and premium, if any, on any senior debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such senior debt securities;

•	interest upon overdue interest at the rate or rates prescribed therefor in such senior debt securities, to the extent that payment of such interest is lawful; and

•	all amounts due to the trustee under the senior indenture; and

•	any other events of default with respect to the senior debt securities of such series, other than the nonpayment of the principal of the senior debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the senior indenture. (Section 502)

The holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series provided that such direction shall not be in conflict with any rule of law or the senior indenture. The trustee may take any other action that is consistent with such directions and may decline to act if the trustee determines that such direction would involve it in personal liability. (Section 507)

The holders of not less than a majority in principal amount of the outstanding senior debt securities of any series may on behalf of the holders of all of the outstanding senior debt securities of such series waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of or any premium or any interest on any senior debt security of such series or;

•	in respect of a covenant or provision which, under the terms of the senior indenture, cannot be modified or amended without the consent of the holders of all of the outstanding senior debt securities of such series. (Section 508)

The senior indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of senior debt securities to act with the required standard of care, to be indemnified by the holders of the senior debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 601 and 603)

No holder of a senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture, or for the appointment of a receiver, or for any other remedy, unless:

•	an event of default with respect to the senior debt securities of such series shall have occurred and be continuing, written notice of which has previously been given to the trustee by such holder;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made written request for institution of such proceeding to the trustee and have offered reasonable indemnity to the trustee; and

•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. (Section 509)

The senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of senior debt securities, give to the holders of the senior debt securities of such series notice of all uncured and unwaived defaults known to it; provided that except in the case of a default in the payment of the principal of or any premium or any interest on, or any sinking fund or purchase fund installment with respect to, any of the senior debt securities of such series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of such notice is in the interest of those holders. Such notice shall not be given until at least 60 days after the occurrence of default in respect of the performance or breach of any covenant or warranty other than for the payment of the principal of or premium or any interest on, or any sinking fund installment with respect to, any of the senior debt securities of such series. (Section 602)

The senior indenture requires National Rural to file annually with the trustee a certificate, executed by two officers of National Rural, indicating each such officer’s supervision of a review of National Rural’s activities and performance under the senior indenture and whether, based on such review, National Rural has performed its obligations under the senior indenture or if there has been a default in the fulfillment of such obligations. (Section 1008)

Meetings

The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of such series are issuable as bearer senior debt securities. (Section 1201) A meeting may be called at any time by the trustee and also, upon request, by National Rural or the holders of at least 10% in principal amount of the outstanding senior debt securities of such series, upon notice given in accordance with “Notices” below. (Section 1202) Persons entitled to vote a majority in principal amount of the outstanding senior debt securities of a series shall constitute a quorum at a meeting of holders of senior debt securities of such series. In the absence of a quorum, a meeting called by the holders of senior debt securities shall be dissolved and a meeting called by National Rural or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding senior debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding senior debt security affected thereby, as described above under “Modification of the Senior Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of:

•	the holders of a majority in principal amount of the outstanding senior debt securities of such series, and

•	66 2/3% in aggregate principal amount of outstanding senior debt securities of such series represented and voting at such meeting.

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of:

•	the holders of such specified percentage in principal amount of the outstanding senior debt securities of such series, and

•	a majority in principal amount of outstanding senior debt securities of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of such series and the related coupons. (Section 1204)

Notices

Notices to holders of registered senior debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106) Except as otherwise provided in the senior indenture or such bearer senior debt securities, notices to holders of bearer senior debt securities will be given by publication at least once in a daily newspaper in The City of New York and London and will be mailed to the persons whose names and addresses were previously filed with the trustee, within the time prescribed for the giving of such notice.

Title

National Rural, the trustee and any agent of National Rural or the trustee may treat the person in whose name a registered senior debt security is registered, in the case of registered senior debt securities, and the bearer of any bearer senior debt security and the bearer of any coupon, in the case of bearer senior debt securities, as the absolute owner thereof whether or not such senior debt security or coupon is overdue and notwithstanding any notice to the contrary for the purpose of making payment and for all other purposes. (Section 308)

Title to any bearer senior debt security (including any bearer senior debt security in temporary or definitive global bearer form) and any coupons will pass by delivery.

Replacement of Senior Debt Securities and Coupons

National Rural will replace any mutilated senior debt security and any senior debt security with a mutilated coupon at the expense of the holder upon surrender of such mutilated senior debt security or senior debt security with a mutilated coupon to the trustee. National Rural will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to National Rural and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, that coupon will be replaced upon surrender to the trustee of the senior debt security with all related coupons not destroyed, stolen or lost by issuance of a new senior debt security in exchange for the senior debt security to which such coupon relates. In the case of a destroyed, lost or stolen senior debt security or coupon an indemnity satisfactory to the trustee and National Rural may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)

Satisfaction and Discharge; Defeasance

At National Rural’s request, the senior indenture will cease to be in effect as to any specified series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities and hold moneys for payment in trust) if:

•	all the senior debt securities of such series have been cancelled by the trustee, or

•	in the case of senior debt securities and coupons not delivered to the trustee for cancellation, the senior debt securities or coupons have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and, in each case, National Rural has deposited with the trustee, in trust, money and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency units or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities, or

•	the senior debt securities or coupons are deemed paid and discharged in the manner described in the next paragraph. (Section 401)

Unless the prospectus supplement relating to the offered senior debt securities provides otherwise, National Rural at its option:

•	will be discharged from any and all obligations in respect of such series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities and coupons, maintain paying agencies and hold moneys for payment in trust), or

•	need not comply with certain restrictive covenants of the senior indenture (including those described above under “Restriction on Indebtedness”),

in each case after National Rural deposits with the trustee, in trust, money, and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities.

Among the conditions to National Rural’s exercising any such option, National Rural is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the offered senior debt securities to recognize income, gain or loss for United States federal income tax purposes and that the holders will be subject to United States federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 403)

At National Rural’s request, the trustee will deliver or pay to National Rural any U.S. government obligations, foreign government securities or money deposited, for the purposes described in the preceding two paragraphs, with the trustee by National Rural and which, in the opinion of a nationally-recognized firm of independent public accountants, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for, simultaneously, other U.S. government obligations, foreign government securities or money, will deliver or pay to National Rural, at National Rural’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, if, in the opinion of a nationally-recognized firm of independent public accountants, immediately after such exchange, the obligations, securities or money then held by the trustee will be in the amount then required to be deposited with the trustee for such purposes. (Section 403)

Governing Law

The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

The Trustee

U.S. Bank National Association is the trustee under the senior indenture.

Limitations on Issuance of Bearer Securities

Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer senior debt securities. National Rural will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer senior debt security, in any prospectus supplement providing for the issuance of bearer senior debt securities.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

The following description summarizes the general terms and provisions that may apply to the subordinated debt securities. Each prospectus supplement will state the particular terms of the subordinated debt securities and the extent, if any, to which the general provisions may apply to the subordinated debt securities included in the supplement.

The subordinated debt securities will be issued under an indenture dated as of October 15, 1996 between National Rural and U.S. Bank National Association, as successor trustee, or other trustee to be named (the “subordinated indenture”). The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Additionally, National Rural may, without the consent of the holders of the subordinated debt securities of any series, re-open a previous series of subordinated debt securities and issue additional subordinated debt securities of the same series, which additional subordinated debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. National Rural will not issue any additional subordinated debt securities of the same series unless the additional subordinated debt securities will be fungible with all the subordinated debt securities of the same series for United States federal income tax purposes.

The statements in this prospectus concerning the subordinated indenture, one or more supplemental indentures and the subordinated debt securities do not purport to be complete and are qualified in their entirety by reference to the subordinated indenture and any supplemental indenture, each of which is or will be incorporated by reference into this prospectus.

General

The subordinated debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or if provided for in a supplemental indenture or board resolution, in bearer form with or without coupons, or any combination thereof. Unless specified otherwise in the prospectus supplement, all subordinated debt securities will be denominated in U.S. dollars in denominations of $1,000 and multiples of $1,000. (Sections 201 and 302)

The subordinated debt securities will be direct, unsecured and subordinated obligations of National Rural.

If any of the subordinated debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, specific terms and other information relative to those subordinated debt securities.

National Rural may issue subordinated debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See “United States Taxation — Tax Consequences to U.S. Holders — Interest” for a discussion of certain federal income tax considerations with respect to any original issue discount securities.

The prospectus supplement relating to the particular series of subordinated debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:

•	the title of and the limit on the aggregate principal amount of subordinated debt securities to be issued;

•	the percentage of their principal amount at which the subordinated debt securities will be sold;

•	the date or dates on which the subordinated debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the subordinated debt securities will bear interest;

•	the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•	the place where payments may be made on the subordinated debt securities;

•	any redemption or sinking fund terms;

•	the denominations in which the subordinated debt securities will be issuable, if other than $1,000 and any integral multiple thereof;

•	the principal amount of original issue discount subordinated debt securities payable upon acceleration;

•	the means of satisfaction and discharge of the subordinated indenture with respect to the subordinated debt securities;

•	if the amount payable in respect of principal of or any premium or interest on any of such subordinated debt securities may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on any subordinated debt securities will be payable;

•	if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities payable upon declaration of acceleration of the maturity;

•	if the principal of or premium or interest on the subordinated debt securities are to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•	the terms, if any, on which subordinated debt securities may be converted into or exchanged for securities of National Rural or any other person;

•	the obligations or instruments, if any, considered eligible obligations in respect of subordinated debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of National Rural’s indebtedness in respect of the subordinated debt securities after their satisfaction and discharge;

•	if either National Rural or the holders of subordinated debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the subordinated debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made and, if the amount of those payments may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the subordinated debt securities are stated to be payable, then the manner in which such amounts shall be determined;

•	whether the subordinated debt securities will be issued as registered subordinated debt securities, in a form registered as to principal only with or without coupons, or as bearer subordinated debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•	whether National Rural will pay additional amounts to any holder of subordinated debt securities who is not a United States person (as defined under “United States Taxation”) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether National Rural will have the option to redeem the applicable subordinated debt securities rather than pay additional amounts;

•	the applicability to the series of the subordinated indenture defeasance provisions;

•	any limitations on the rights of the holders of subordinated debt securities to transfer or exchange or to obtain the registration of transfer of subordinated debt securities, and the amount or terms of a service charge if any for the registration of transfer or exchange of subordinated debt securities;

•	any changes to the events of default or covenants described in this prospectus; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture. (Section 301)

Except as otherwise described in the applicable prospectus supplement, the covenants contained in the indenture would not afford holders of subordinated debt securities protection in the event of a highly-leveraged transaction involving National Rural.

Subordination

The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of National Rural.

No payment of principal of, including redemption and sinking fund payments, or premium or interest on, the subordinated debt securities may be made if any senior indebtedness is not paid when due, or a default has occurred with respect to the senior indebtedness permitting the holders to accelerate its maturity and the default has not been cured or waived and has not ceased to exist. Upon any acceleration of the principal amount due on the subordinated debt securities or any distribution of assets of National Rural to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions until all amounts owing on the subordinated debt securities are paid in full. (Article 15)

The term “senior indebtedness” is defined in the indenture to mean:

•	all indebtedness heretofore or hereafter incurred by National Rural for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

•	all other indebtedness hereafter incurred by the National Rural which by its terms provides that such indebtedness is senior indebtedness;

•	all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

•	any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness.

The indenture does not limit the aggregate amount of senior indebtedness that National Rural may issue. As of August 31, 2008, outstanding senior indebtedness of National Rural aggregated approximately $19.6 billion, including contingent guarantees of $1.0 billion.

Exchange, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, subordinated debt securities of any series that are not global subordinated debt securities will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. (Section 305)

Subject to the terms of the indenture and the limitations applicable to global securities, subordinated debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent designated by National Rural for such purpose. National Rural may designate itself the security registrar. No service charge will be made for any registration of transfer or exchange of subordinated debt securities, but National Rural may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Any transfer agent in addition to the security registrar initially designated by National Rural for any subordinated debt securities will be named in the applicable prospectus supplement. National Rural may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but National Rural will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series. (Section 602)

National Rural will not be required to:

•	register the transfer of, or exchange any subordinated debt securities or any tranche thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such subordinated debt security called for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any subordinated debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such subordinated debt security being redeemed in part. (Section 305)

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, payment of principal and any premium and interest on the subordinated debt securities of a particular series will be made at the office of the paying agent or paying agents that National Rural may designate from time to time. Unless otherwise specified in an applicable prospectus supplement, National Rural will make payment on any installment of interest on registered subordinated debt securities to the person in whose name that registered subordinated debt security is registered at the close of business on the regular record date for such interest. (Section 307)

Unless otherwise specified in an applicable prospectus supplement, the office of U.S. Bank National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities. Any paying agents outside the United States and any other paying agents initially designated by National Rural for the subordinated debt securities of a particular series will be named in an applicable prospectus supplement. National Rural may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but National Rural will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. (Section 602)

All moneys paid by National Rural to a paying agent for the payment of the principal, premium or interest on any subordinated debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to National Rural. After that time, the holder of that subordinated debt security will, as an unsecured general creditor, look only to National Rural for payment of those amounts. (Section 603)

Redemption

Any terms for the optional or mandatory redemption of subordinated debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to subordinated debt securities that are redeemable at the option of the holder, subordinated debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all the subordinated debt securities of a series or tranche are to be redeemed, the particular subordinated debt securities to be redeemed will be selected by a method of random selection that the security registrar deems fair and appropriate. (Section 403 and 404)

Any notice of redemption at the option of National Rural may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such subordinated debt securities. The notice may also state that if the money has not been received, the notice will be of no force and effect and National Rural will not be required to redeem such subordinated debt securities. (Section 404)

Consolidation, Merger, and Sale of Assets

National Rural may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:

•	the successor is a corporation organized under the laws of any domestic jurisdiction;

•	the successor corporation executes a supplemental indenture pursuant to which it assumes the payment of principal of (and premium, if any) and interest on all the subordinated debt securities and the performance of every covenant of National Rural under the subordinated indenture;

•	immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•	National Rural delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the subordinated indenture. (Section 1101)

Modification of the Subordinated Indenture

Without the consent of any holder of subordinated debt securities, National Rural and the trustee may enter into one or more supplemental subordinated indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor to National Rural of the covenants of National Rural in the subordinated indenture and the subordinated debt securities;

•	to add one or more covenants of National Rural or other provisions for the benefit of the holders of all or any series of the subordinated debt securities or to surrender any right or power conferred upon National Rural by the subordinated indenture;

•	to add any additional events of default with respect to all or any series of outstanding subordinated debt securities;

•	to change or eliminate any provision of the subordinated indenture or to add any new provision to the subordinated indenture, but if the change, elimination or addition will adversely affect the interests of the holders of subordinated debt securities of any series in any material respect, the change, elimination or addition will not become effective with respect to the series;

•	to provide collateral security for the subordinated debt securities;

•	to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture;

•	to provide for the acceptance of appointment by a successor trustee with respect to the subordinated debt securities of one or more series and to add to or change any of the provisions of the subordinated indenture as necessary to provide for or facilitate the administration of the trusts under the subordinated indenture by more than one trustee;

•	to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of subordinated debt securities;

•	to change any place where:

•	the principal of and premium, if any, and interest, if any, on any subordinated debt securities is payable;

•	any subordinated debt securities may be surrendered for registration of transfer or exchange; and

•	notices and demands to or upon National Rural in respect of subordinated debt securities and the indenture may be served; or

•	to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the subordinated indenture, so long as such changes or additions do not adversely affect the interests of the holders of subordinated debt securities of any series in any material respect. (Section 1201)

If the Trust Indenture Act is amended after the date of the subordinated indenture to require changes to the subordinated indenture or the incorporation of additional provisions or to permit changes to, or the elimination of, provisions which, at the date of the subordinated indenture, were required by the Trust Indenture Act to be contained in the subordinated indenture, the subordinated indenture will be deemed amended so as to conform to the amendment or to effect the changes or elimination. National Rural and the trustee may, without the consent of any holders, enter into one or more supplemental subordinated indentures to evidence or effect the amendment. (Section 1201)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of all series then outstanding, considered as one class, is required to add any provisions to, or change in any manner, or eliminate any of the provisions of, the indenture. However, if less than all of the series of subordinated debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of all series so directly affected, considered as one class, will be required. If the subordinated debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, tranches, the consent only of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all tranches directly affected, considered as one class, will be required. However, no supplemental subordinated indenture may, without the consent of the holders of all of the affected outstanding subordinated debt securities:

•	change the stated maturity, installment or interest rate of any of the subordinated debt securities;

•	reduce the principal amount, any premium or the interest rate on any of the subordinated debt securities;

•	reduce the amount of the principal of original issue discount subordinated debt securities payable on acceleration of maturity;

•	change the coin or currency or other property in which any principal, premium or interest of any of the subordinated debt securities is payable;

•	impair any right to take legal action for an overdue payment;

•	reduce the percentage required for modifications to or waivers of compliance with the subordinated indenture;

•	reduce the requirements for quorum or voting; or

•	with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 1202)

A supplemental indenture that changes or eliminates any provision of the subordinated indenture expressly included solely for the benefit of a particular series of subordinated debt securities or tranches, or modifies the rights of the holders of subordinated debt securities of the series or tranches with respect to the provision, will be deemed not to affect the rights under the subordinated indenture of the holders of the subordinated debt securities of any other series or tranche. (Section 1202)

The subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding subordinated debt securities have given or taken any direction, notice, consent, waiver or other action under the subordinated indenture as of any date:

•	subordinated debt securities owned by National Rural or any other obligor upon the securities or any affiliate of National Rural or of the other obligor unless National Rural, the affiliate or obligor owns all securities outstanding under the subordinated indenture, or all outstanding securities of each the series and the tranche, as the case may be, determined without regard to this bullet point shall be disregarded and deemed not outstanding;

•	the principal amount of a discount subordinated debt security deemed outstanding shall be the amount of the principal that would be due and payable as of the date of determination upon a declaration of acceleration of the maturity as provided in the subordinated indenture; and

•	the principal amount of a subordinated debt security denominated in foreign currencies or a composite currency deemed outstanding will be the dollar equivalent, determined as of that date in the manner prescribed for that subordinated debt security, of the principal amount of that subordinated debt security, or, in the case of a subordinated debt security described in the second bullet point above, of the amount described in that bullet point. (Section 101)

If National Rural solicits from holders of subordinated debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, National Rural may, at its option, by board resolution, fix in advance a record date for the determination of holders of subordinated debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but National Rural shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding subordinated debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding subordinated debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or National Rural in reliance thereon, whether or not notation is made upon security. (Section 104)

Waiver of Certain Covenants

National Rural will not be required to comply with certain restrictive covenants if the holders of at least a majority in principal amount of all series of outstanding subordinated debt securities affected waive compliance with the restrictive covenants. (Section 606)

Events of Default, Notice and Waiver

Each of the following will constitute an event of default under the subordinated indenture with respect to subordinated debt securities of any series:

•	failure to pay interest on any subordinated debt securities for 60 days after the interest becomes due and payable;

•	failure to pay principal or premium, if any, on any debt security within three business days after the security becomes due;

•	failure to perform or breach of any other covenant or warranty in the subordinated indenture that continues for 60 days after written notice to National Rural from the trustee, or holders of at least 33% in principal amount of the outstanding subordinated debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization of National Rural; and

•	such other events as may be specified for each series.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities. (Section 801)

If an event of default with respect to any series of subordinated debt securities has occurred and is continuing, either the trustee or the holders of not less than 33% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount, (or if the subordinated debt securities are original issue discount subordinated debt securities, such portion of the principal amount as may be specified by the terms of such subordinated debt securities) of all of the subordinated debt securities of that series to be immediately due and payable. However, if an event of default has occurred and is continuing with respect to more than one series of subordinated debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, and not the holders of the subordinated debt securities of any one series may make the declaration of acceleration. (Section 802)

At any time after a declaration of acceleration with respect to the subordinated debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:

•	National Rural has paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all subordinated debt securities of such series;

•	the principal of and premium, if any, on any subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such subordinated debt securities;

•	interest upon overdue interest at the rate or rates prescribed therefor in such subordinated debt securities, to the extent that payment of such interest is lawful; and

•	all amounts due to the trustee under the subordinated indenture; and

•	any other events of default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal of the subordinated debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the subordinated indenture. (Section 802)

If an event of default has occurred and is continuing, in respect of a series of subordinated debt securities, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the subordinated debt securities of such series; provided that if an event of default has occurred and is continuing in respect of more than one series of subordinated debt securities, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, may make such direction; provided further that such direction shall not be in conflict with any rule of law or the subordinated indenture, or involve the trustee in personal liability where indemnification would not, in the trustee’s discretion, be adequate. The trustee may take any other action that is consistent with such directions. (Section 812)

The holders of not less than a majority in principal amount of the outstanding subordinated debt securities of any series may on behalf of the holders of all of the outstanding subordinated debt securities of such series waive any past default under the subordinated indenture with respect to such series and its consequences, except a default:

•	in the payment of principal, premium or interest on any subordinated debt security of such series; or

•	in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of such series. (Section 813)

The subordinated indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of subordinated debt securities to act with the required standard of care, to be indemnified by the holders of the subordinated debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 901 and 903)

No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	an event of default with respect to the subordinated debt securities of such series shall have occurred and be continuing, written notice for which has previously been given to the trustee by such holder;

•	the holders of not less than 33 1/3% in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for institution of such proceeding and have offered reasonable indemnity to the trustee; and

•	the trustee has failed to institute such proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807)

These limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on the subordinated debt security on or after the applicable maturity date specified in such subordinated debt security. (Section 808)

The subordinated indenture provides that the trustee will give notice of any uncured and unwaived default under the subordinated indenture with respect to any series of subordinated debt securities to the holders of such series in the manner and to the extent required by the Trust Indenture Act, except that no notice of any default with respect to any of National Rural’s covenants or warranties shall be given until at least 75 days after the occurrence of such default. (Section 902)

The subordinated indenture requires National Rural to file annually with the trustee a certificate, executed by an officer of National Rural as to such officer’s knowledge of National Rural’s compliance with all conditions and covenants under the subordinated indenture, determined without regard to any grace period or notice requirements. (Section 605)

Meetings

A meeting may be called at any time by the trustee and also, upon request to the trustee, by National Rural or the holders of at least 33% in principal amount of the outstanding subordinated debt securities of all series and tranches upon notice given in accordance with “Notices” below. (Section 1302). Persons entitled to vote a majority in principal amount of the outstanding subordinated debt securities of such series or tranches shall constitute a quorum at a meeting of holders of subordinated debt securities of such series or tranches. However, if any action is to be taken at such meeting which the subordinated indenture provides may be taken by holders of subordinated debt securities of a specified percentage that is less than a majority in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, shall constitute a quorum. In the absence of a quorum, a meeting called by holders of subordinated debt securities shall be dissolved and a meeting called by National Rural or the trustee shall be adjourned as determined by the chairman of the meeting. In the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for such period as may be determined by the chairman of the meeting. Except for any consent which must be given by the holder of each outstanding subordinated debt security affected thereby, as described above under “Modification of the Subordinated Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of a majority in aggregate principal amount of the outstanding subordinated debt securities. (Section 1304)

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding subordinated debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding subordinated debt securities of that series. (Section 1304)

Any resolution passed or decision taken at any meeting of holders of subordinated debt securities of any series duly held in accordance with the subordinated indenture will be binding on all holders of subordinated debt securities of that series and the related coupons. (Section 1304)

Notices

Notices to holders of registered subordinated debt securities will be given by mail to the address of each such holder as it appears in the security register (Section 106).

Title

National Rural, the trustee and any agent of National Rural or the trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of such subordinated debt security, whether or not such subordinated debt security may be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)

Satisfaction and Discharge; Defeasance

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any debt security, or any portion of the principal amount, will be deemed paid for purposes of the indenture, and, at National Rural’s election, the entire indebtedness of National Rural in respect thereof will be deemed satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent other than National Rural in trust any of the following in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated debt securities or portions thereof:

•	money;

•	eligible obligations; or

•	a combination of the above bullet points. (Section 701)

For this purpose, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of its full faith and credit, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due on them, in each case which do not contain provisions permitting the redemption or other prepayment at the option of the issuer. Among the conditions to National Rural’s making the election to have its entire indebtedness deemed satisfied and discharged, National Rural is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the subordinated debt securities to recognize income, gain or loss for United States federal income tax purposes and that the holders will be subject to United States federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred.

Replacement of Subordinated Debt Securities

National Rural will replace any mutilated subordinated debt security at the expense of the holder upon surrender of such mutilated subordinated debt security to the trustee. National Rural will replace subordinated debt securities that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to National Rural and the trustee. In the case of a destroyed, lost or stolen subordinated debt security, an indemnity satisfactory to the trustee and National Rural may be required at the expense of the holder of such subordinated debt security before a replacement debt security will be issued. (Section 306)

Governing Law

The subordinated indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

The Trustee

U.S. Bank National Association is the trustee under the subordinated indenture.

Limitations on Issuance of Bearer Securities

Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer subordinated debt securities. National Rural will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer subordinated debt security, in any prospectus supplement providing for the issuance of bearer subordinated debt securities.

GLOBAL SECURITIES

The Depository Trust Company (“DTC”) will act as securities depository for the subordinated debt securities of any series. These subordinated debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued as global securities for each issue of the subordinated debt securities in the aggregate principal amount of such issue, and will be deposited with, or held for the benefit of, DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of the subordinated debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the subordinated debt securities on DTC’s records. The ownership interest of each actual purchaser of the subordinated debt securities (“beneficial owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the subordinated debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the subordinated debt securities, except in the event that use of the book-entry system for the subordinated debt securities is discontinued.

To facilitate subsequent transfers, all the subordinated debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the subordinated debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the subordinated debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such subordinated debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the subordinated debt securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the subordinated debt securities to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the subordinated debt securities. Under its usual procedures, DTC would mail an omnibus proxy to National Rural as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the subordinated debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the subordinated debt securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payable date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, National Rural or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of National Rural or the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursements of such payments to the beneficial owners shall be the responsibility of participants.

DTC may discontinue providing its services as securities depository with respect to the subordinated debt securities at any time by giving reasonable notice to National Rural or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, the subordinated debt securities certificates are required to be printed and delivered.

National Rural may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, the subordinated debt securities certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that National Rural believes to be reliable (including DTC), but National Rural takes no responsibility for the accuracy thereof. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Neither National Rural, the trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the subordinated debt securities, or payments to, or the providing of notice for, participants or beneficial owners.

PLAN OF DISTRIBUTION

National Rural may sell the securities being offered hereby:

•	directly to purchasers,

•	through agents or

•	through underwriters or dealers.

Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.

If underwriters are utilized in the sale, National Rural will enter into an underwriting agreement with those underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities or warrants in respect of which this prospectus is delivered to the public.

If a dealer is utilized in the sale of any of the securities, National Rural will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from National Rural or any profit on the resale of the securities or warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any such person who may be deemed to be an underwriter and any such compensation received from National Rural will be described in the prospectus supplement.

Under agreements entered into with National Rural, agents and underwriters who participate in the distribution of the securities may be entitled to indemnification by National Rural against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make.

If indicated in the prospectus supplement, National Rural will authorize agents and underwriters to solicit offers by certain institutions to purchase the securities from National Rural at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and unless National Rural otherwise agrees the aggregate principal amount of the securities sold pursuant to contracts will be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to National Rural’s approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be granted to agents and underwriters soliciting purchases of the securities pursuant to a contract accepted by National Rural. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, the securities in bearer form in the United States or its possessions or to United States persons (other than qualifying financial institutions) in connection with the original issuance of the securities. See “Limitations on Issuance of Bearer Securities.”

All the securities will be a new issue of securities with no established trading market. Any underwriters to whom the securities are sold by National Rural for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for National Rural in the ordinary course of business.

In connection with offerings made hereby, the underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the debt securities, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of securities than they are required to purchase from National Rural. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in an offering may be reclaimed by the underwriters or agents if such securities are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

UNITED STATES TAXATION

General

This section summarizes the material U.S. tax consequences to holders of the securities. However, the discussion is limited in the following ways:

•	The discussion only covers you if you buy your securities in the initial offering of a particular issuance of securities.

•	The discussion only covers you if you hold your securities as a capital asset (that is, for investment purposes), your “functional currency” is the U.S. dollar and you do not have a special tax status.

•	The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the securities, such as your holding the securities in connection with a hedging, straddle or conversion transaction. We suggest that you consult your tax advisor about the consequences of holding the securities in your particular situation.

•	The discussion does not cover you if you are a partner in a partnership (or an entity treated as a partnership for U.S. tax purposes). If a partnership holds the securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding the securities, we suggest that you consult your tax advisor.

•	The discussion is based on current law. Changes in the law may change the tax treatment of the securities.

•	The discussion does not cover state, local or foreign law.

•	The discussion does not cover every type of securities that we might issue. If we intend to issue securities of a type not described in this summary, additional tax information will be provided in the prospectus supplement for the securities.

•	We have not requested a ruling from the Internal Revenue Service (“IRS”) on the tax consequences of owning the securities. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying securities, we suggest that you consult your tax advisors about the tax consequences of holding the securities in your particular situation.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. holder”. A “U.S. holder” is:

•	an individual U.S. citizen or resident alien;

•	a corporation or entity taxable as a corporation for U.S. federal income tax purposes that was created under U.S. law (federal or state);

•	an estate whose worldwide income is subject to U.S. federal income tax; or

•	a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and if one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has validly elected to be treated as a U.S. person.

     Interest

The tax treatment of interest paid on the securities depends upon whether the interest is “qualified stated interest.” The securities may have some interest that is qualified stated interest and some that is not.

“Qualified stated interest” is any interest that meets all the following conditions:

•	It is payable at least once each year.

•	It is payable over the entire term of the securities.

•	It is payable at a single fixed rate or at certain specified variable rates.

•	The securities have a maturity of more than one year from their issue date.

If any interest on the securities is qualified stated interest, then:

•	If you are a cash method taxpayer (as are most individual holders), you must report that interest in your income when you receive it.

•	If you are an accrual method taxpayer, you must report that interest in your income as it accrues.

If any interest on the securities is not qualified stated interest, it is subject to the rules for original issue discount (“OID”) described below.

     Determining Amount of OID

Securities that have OID are subject to additional tax rules. The amount of OID on the securities is determined as follows:

•	The amount of OID on the securities is the “stated redemption price at maturity” of the securities minus the “issue price” of the securities. If this amount is zero or negative, there is no OID.

•	The “stated redemption price at maturity” of the securities is the total amount of all principal and interest payments to be made on the securities, other than qualified stated interest. In a typical case where all interest is qualified stated interest, the stated redemption price at maturity is the same as the principal amount.

•	The “issue price” of the securities is the first price at which a substantial amount of the securities are sold to the public (excluding bondhouses, brokers and persons acting in a similar capacity).

•	Under a special rule, if the OID determined under the general formula is very small, it is disregarded and not treated as OID. This disregarded OID is called “de minimis OID.” If all the interest on the securities is qualified stated interest, this rule applies if the amount of OID is less than the following items multiplied together: (a) .25% (1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the securities and (c) the principal amount.

     Accrual of OID Into Income

If the securities have OID, the following consequences arise:

•	You must include the total amount of OID as ordinary income over the life of the securities.

•	You must include OID in income as the OID accrues on the securities, even if you are on the cash method of accounting. This means that you are required to report OID income, and in some cases pay tax on that income, before you receive the cash that corresponds to that income.

•	OID accrues on the securities on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on the securities, combined with the inclusion into income of any qualified stated interest on the securities, will result in you being taxable at approximately a constant percentage of your unrecovered investment in the securities.

•	The accruals of OID on the securities will generally be less in the early years and more in the later years.

•	If any of the interest paid on the securities is not qualified stated interest, that interest is taxed solely as OID. It is not separately taxed when it is paid to you.

•	Your tax basis in the securities is initially your cost. It increases by any OID (not including qualified stated interest) you report as income. It decreases by any principal payments you receive on the securities, and by any interest payments you receive that are not qualified stated interest.

Securities Subject to Additional Tax Rules

Additional or different tax rules apply to several types of securities that we may issue.

Short-term securities:  We may issue securities with a maturity of one year or less. These are referred to as “short-term securities.”

•	No interest on these securities is qualified stated interest. Otherwise, the amount of OID is calculated in the same manner as described above.

•	You may make certain elections concerning the method of accrual of OID on short-term securities over the life of the securities.

•	If you are an accrual method taxpayer, a bank, a securities dealer, or in certain other categories, you must include OID on short-term securities in income as it accrues.

•	If you are a cash method taxpayer not subject to the accrual rule described above, you do not include OID on short-term securities in income until you actually receive payments on the securities. Alternatively, you can elect to include OID in income as it accrues.

•	Two special rules apply if you are a cash method taxpayer and you do not include OID on short-term securities in income as it accrues. First, if you sell the security or it is paid at maturity, and you have a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the security at the time of the sale that you have not yet taken into income. Second, if you borrow money (or do not repay outstanding debt) to acquire or hold the security, then while you hold the security you cannot deduct any interest on the borrowing that corresponds to accrued OID on the security until you include the OID in your income.

Floating rate securities:  Floating rate securities are subject to special OID rules.

•	If the interest rate is based on a single fixed formula based on the cost of newly borrowed funds or other objective financial information (which in either case may include a fixed interest rate for the initial period), all the interest will be qualified stated interest. The amount of OID (if any), and the method of accrual of OID, will then be calculated by converting the securities’s initial floating rate into a fixed rate and by applying the general OID rules described above.

•	If the securities have more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on any floating rate securities.

Foreign currency securities:  “Foreign currency securities” are denominated in a currency other than U.S. dollars. Special tax rules apply to these securities:

•	If you are a cash method taxpayer, you will be taxed on the U.S. dollar value of any foreign currency you receive as interest. The dollar value will be determined as of the date on which you receive the payments.

•	If you are an accrual method taxpayer, you must report interest income as it accrues. You can use the average foreign currency exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). In this case, you will make an adjustment upon receipt of the foreign currency to reflect actual exchange rates at that time. Certain alternative elections may also be available.

•	Any OID on foreign currency securities will be determined in the relevant foreign currency. You must accrue OID in the same manner that an accrual basis holder accrues interest income.

•	Your initial tax basis in foreign currency securities is the amount of U.S. dollars you pay for the securities (or, if you pay in foreign currency, the U.S. dollar value of that foreign currency on the purchase date). Adjustments are made to reflect OID and other items as described above.

•	If you collect foreign currency upon the maturity of the securities, or if you sell the securities for foreign currency, your gain or loss will be based on the U.S. dollar value of the foreign currency you receive. For publicly traded foreign currency securities, this value is determined for cash basis taxpayers on the settlement date for the sale of the securities, and for accrual basis taxpayers on the trade date for the sale (although such taxpayers can also elect the settlement date). You will then have a tax basis in the foreign currency equal to the value reported on the sale.

•	Any gain or loss on the sale or retirement of the securities will be ordinary income or loss to the extent it arises from currency fluctuations between your purchase date and sale date. Any gain or loss on the sale of foreign currency will also be ordinary income or loss.

•	In general, any foreign currency loss claimed by you will be treated as a “reportable transaction” for U.S. federal income tax purposes to the extent that the amount of the loss in a single taxable year from a single transaction equals or exceeds certain threshold amounts ($50,000 in the case of individuals or trusts, whether or not the loss flows through from an S corporation or partnership, and $10 million in the case of corporate taxpayers). You should consult your own tax advisors concerning the application of the reportable transaction regulations to your investment in the securities, including any requirement to file IRS Form 8886.

Other categories of securities:  Additional rules may apply to certain other categories of securities. The prospectus supplement for these securities may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of securities include:

•	securities with contingent payments;

•	securities that you can put to National Rural before their maturity;

•	securities that are callable by National Rural before their maturity, other than typical calls at a premium;

•	indexed securities with an index tied to currencies; and

•	securities that are extendable at your option or at the option of National Rural.

     Premium and Discount

Additional special rules apply in the following situations involving discount or premium:

•	If you buy the securities in the initial offering for more than their stated redemption price at maturity, the excess amount you pay will be “bond premium.” You can elect to use bond premium to reduce your taxable interest income over the life of your securities. Under the election, the total bond premium will be allocated to interest periods, as an offset to your interest income, on a “constant yield” basis over the life of the securities — that is, with a smaller offset in the early periods and a larger offset in the later periods. You make this election on your tax return for the year in which you acquire the securities. However, if you make the election, it automatically applies to all debt instruments with bond premium that you own during that year or that you acquire at any time thereafter, unless the IRS permits you to revoke the election.

•	Similarly, if the securities have OID and you buy them in the initial offering for more than the issue price, the excess (up to the total amount of OID) is called “acquisition premium.” The amount of OID you are required to include in income will be reduced by this amount over the life of the securities.

•	If you buy the securities in the initial offering for less than the initial offering price to the public, special rules concerning “market discount” may apply.

Appropriate adjustments to tax basis are made in these situations. We suggest that you consult your tax advisor if you are in one of these situations.

     Accrual Election

You can elect to be taxed on the income from the securities in a different manner than described above. Under the election:

•	No interest is qualified stated interest.

•	You include amounts in income as it economically accrues to you. The accrual of income is in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account stated interest, OID (including de minimis OID), market discount and premium.

•	Your tax basis is increased by all accruals of income and decreased by all payments you receive on the securities.

     Sale or Retirement of the Securities

On your sale or retirement of your securities:

•	You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the securities. Your tax basis in the securities is your cost, subject to certain adjustments.

•	Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held the securities for more than one year. For an individual, the maximum tax rate on long-term capital gains is 15% for gains realized prior to January 1, 2011 and 20% for gains realized thereafter. The deductibility of capital losses is subject to certain limitations.

•	If (a) you purchased the securities with de minimis OID, (b) you did not make the election to accrue all OID into income, and (c) you receive the principal amount of the securities upon the sale or retirement, then you will generally have capital gain equal to the amount of the de minimis OID.

•	If you sell the securities between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the securities but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

•	All or part of your gain may be ordinary income rather than capital gain in certain cases. These cases include sales of short-term securities, securities with market discount, securities with contingent payments or foreign currency securities.

     Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•	Assuming you hold your securities through a broker or other intermediary, the intermediary must provide information to the IRS concerning interest, OID and retirement or sale proceeds on your securities, unless an exemption applies. As discussed above under Premium and Discount, the amount reported to you may have to be adjusted to reflect the amount you must report on your own tax return.

•	Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•	If you are subject to these requirements but do not comply, the intermediary must withhold at a rate currently equal to 28% of all amounts payable to you this year on the securities (including principal payments). If the intermediary withholds, you may claim the withheld amount as a credit against your federal income tax liability.

•	All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A “Non-U.S. holder” is a holder of the securities, other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.

     Withholding Taxes

Generally, payments of principal and interest (including OID) on the securities will not be subject to U.S. withholding taxes.

However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

•	You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your securities. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the securities and that you are a Non-U.S. holder.

•	You hold your securities directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•	You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•	The interest income on the securities is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI and be subject to U.S. federal income tax as described below under “— U.S. Trade or Business.”

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•	An intermediary through which you hold the securities fails to comply with the procedures necessary to avoid withholding taxes on the securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the securities. However, if you hold your securities through a qualified intermediary — or if there is a qualified intermediary in the chain of title between you and the withholding agent for the securities — the qualified intermediary will not generally forward this information to the withholding agent.

•	The amount of interest payable on the securities is based on the earnings of National Rural or certain other contingencies. If this exception applies, additional information will be provided in the prospectus supplement.

•	You are a bank making a loan in the ordinary course of its business. In this case, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if one of the following conditions applies:

•	You hold your securities directly through a qualified intermediary and the applicable procedures are complied with.

•	The securities have an original maturity of 183 days or less from their issue date.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of non-U.S. holders of the securities, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

     Sale or Retirement of Securities

If you sell the securities or the securities are redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

•	The gain is connected with a trade or business that you conduct in the U.S.

•	You are an individual, you were present in the U.S. for at least 183 days during the year in which you disposed of the securities, and certain other conditions are satisfied.

•	The gain represents accrued interest or OID, in which case the rules for interest would apply.

     U.S. Trade or Business

If you hold your securities in connection with a trade or business that you are conducting in the U.S. and, if required by an applicable income tax treaty, you maintain a U.S. permanent establishment to which the holding of the notes is attributable:

•	Any interest on the securities, and any gain from disposing of the securities, generally will be subject to U.S. Federal income tax as if you were a U.S. holder.

•	If you are a corporation, you may also be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business, including earnings from the securities. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

     Estate Taxes

If you are an individual, your securities will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the securities were not connected to a trade or business that you were conducting in the U.S.

     Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. holders as follows:

•	Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•	Sale proceeds you receive on a sale of your securities through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

     European Union Tax Reporting and Withholding

Directive 2003/48/EC (the “Directive”) of the Council of the European Union, relating to the taxation of savings income, became effective on July 1, 2005. Under the Directive, if a paying agent for interest on a debt claim is resident in one member state of the European Union and an individual who is the beneficial owner of the interest is a resident of another member state, then the former member state is required to provide information (including the identity of the recipient) to authorities of the latter member state. “Paying agent” is defined broadly for this purpose and generally includes any agent of either the payor or payee. Belgium, Luxembourg and Austria have opted instead to withhold tax on the interest during a transitional period (initially at a rate of 15% but rising in steps to 35% after six years), subject to the ability of the individual to avoid withholding taxes through voluntary disclosure of the investment to the individual’s Member State. In addition, certain non-members of the European Union (Switzerland, Liechtenstein, Andorra, Monaco and San Marino), as well as dependent and associated territories of the United Kingdom and the Netherlands, have adopted equivalent measures effective on the same date, and some (including Switzerland) have exercised the option to apply withholding taxes as described above.

LEGAL OPINIONS

The validity of the securities offered hereby and certain other matters in connection with an offering of the securities will be passed upon for National Rural by Hogan & Hartson LLP, Columbia Square, 555 Thirteenth Street NW, Washington, D.C. The agents or underwriters, if any, will be represented by Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from National Rural’s Annual Report on Form 10-K for the year ended May 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

Item 14.	Other Expenses of Issuance and Distribution

An indeterminate amount of the securities is being registered pursuant to this prospectus. Accordingly, the amount of expenses payable by National Rural for the issuance and distribution of the securities is not known at this time. Such expenses include underwriter compensation, SEC registration fees, printing expenses, legal and accounting fees and expenses, fees and expenses of the Trustee and counsel, rating agency fees and other expenses. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, National Rural is deferring payment of the SEC registration fee. Based on National Rural’s experience with its previous public offerings of securities, National Rural does not expect the amount of such total expenses (other than underwriting compensation) to exceed 0.3% of the gross proceeds from the sale of the securities. At this level, the total expenses (other than underwriting compensation) for each issuance of the securities is not expected to exceed $250,000.

Item 15.	Indemnification of Directors and Officers

Section 29-904(9) of the District of Columbia Cooperative Association Act provides that an association such as the Registrant shall have the capacity “to exercise any power granted to ordinary business corporations, save those powers inconsistent with this chapter.” Section 29-101.04(16) of the District of Columbia Business Corporation Act permits any corporation:

“To indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.”

The board of directors of National Rural has resolved to indemnify all National Rural directors, officers and employees in accordance with the terms of the first sentence of the above section. The bylaws of National Rural also provide for indemnification of all National Rural directors, officers and employees as set forth above.

Item 16.	Exhibits

(a) The Exhibit Index filed herewith is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant and each person whose original signature appears below hereby authorize each of Sheldon C. Petersen, Steven L. Lilly and John Jay List (the “Agents”) to file one or more amendments (including post-effective amendments) to the registration statement, which amendments may make such changes in the registration statement as such Agent deems appropriate, and the registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, any such amendments to the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 24th day of November, 2008.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ Sheldon C. Petersen
Sheldon C. Petersen
Governor and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities indicated on November 24, 2008.

Signature	Title

/s/ Sheldon C. Petersen Sheldon C. Petersen	Governor and Chief Executive Officer

/s/ Steven L. Lilly Steven L. Lilly	Senior Vice President and Chief Financial Officer

/s/ Robert E. Geier Robert E. Geier	Vice President and Controller

/s/ Roger Arthur Roger Arthur	President and Director

/s/ Darryl Schriver Darryl Schriver	Vice President and Director

/s/ Reuben Mcbride Reuben McBride	Secretary-Treasurer and Director

/s/ Fred Anderson Fred Anderson	Director

/s/ Roger A. Ball Roger A. Ball	Director

Signature	Title

/s/ Raphael A. Brumbeloe Raphael A. Brumbeloe	Director

/s/ Delbert Cranford Delbert Cranford	Director

/s/ Jim L. Doerstler Jim L. Doerstler	Director

/s/ Jimmy Ewing, Jr. Jimmy Ewing, Jr.	Director

/s/ Steven J. Haaven Steven J. Haaven	Director

/s/ Jim Herron Jim Herron	Director

/s/ Martin Hillert, Jr. Martin Hillert, Jr.	Director

/s/ William A. Kopacz William A. Kopacz	Director

/s/ Burns E. Mercer Burns E. Mercer	Director

/s/ Gale Rettkowski Gale Rettkowski	Director

/s/ Dwight Rossow Dwight Rossow	Director

/s/ Ronald P. Salyer Ronald P. Salyer	Director

/s/ R. Wayne Stratton R. Wayne Stratton	Director

/s/ J. David Wasson, Jr. J. David Wasson, Jr.	Director

/s/ Charles Wayne Whitaker Charles Wayne Whitaker	Director

/s/ Jack F. Wolfe, Jr. Jack F. Wolfe, Jr.	Director

/s/ F. E. Wolski F. E. Wolski	Director

INDEX TO EXHIBITS

Exhibit
Number		Exhibit

1.1	—	Form of Underwriting Agreement*
4.1	—	Indenture, dated as of December 15, 1987, between National Rural and U.S. Bank National Association, as successor trustee relating to the debt securities
4.2	—	First Supplemental Indenture, dated as of October 1, 1990, between National Rural and U.S. Bank National Association, as successor trustee, incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-3 filed on April 5, 1995 (Registration No. 33-58445)
4.3	—	Form of Fixed and Floating Rate Senior Debt Security*
4.4	—	Indenture, dated as of October 15, 1996, between National Rural and U.S. Bank National Association, as successor trustee, relating to the subordinated debt securities, incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 28, 1996
4.5	—	Form of Fixed and Floating Rate Subordinated Debt Security*
5	—	Opinion and consent of Hogan & Hartson LLP
8	—	Opinion and consent of Hogan & Hartson LLP regarding certain tax matters
12	—	Schedule of computation of ratio of margins to fixed charges, incorporated by reference to Exhibit 12 to the Annual Report on Form 10-K filed on August 29, 2008
23.1	—	Consent of Deloitte & Touche LLP
23.2	—	Consent of Hogan & Hartson LLP. Included as part of Exhibit 5 and Exhibit 8
24	—	Power of Attorney (included in signature pages of this registration statement)
25.1	—	Form T-1 of U.S. Bank National Association, as trustee under the senior debt indenture and the subordinated debt indenture.

*	To be filed by amendment or as an exhibit to a Form 8-K filed by the registrant in connection with any offering of securities registered hereby.